Exhibit 99.1

LiveXLive Acquires React Presents, a Leading Electronic Dance Music Promoter with Nearly $15 Million in 2019 Revenue

Expands Audience Reach, Adds Over 250 Programs and Events, Deepens Relationships with Artists, and Increases Cross-Promotion Capabilities

West Hollywood, February 7, 2020 -- LiveXLive Media, Inc. (NASDAQ: LIVX) ("LiveXLive"), a global digital media company focused on live entertainment, today announced that it has acquired React Presents, LLC (“RP”). RP is a leading producer and promoter of 250+ electronic dance music (“EDM”) events, festivals, clubs, concerts and venues, including the Spring Awakening Festival held in Chicago, IL. During the calendar year ended December 31, 2019, RP generated approximately $15.0 million in revenue through ticket sales, sponsorship, merchandising, and other ancillary revenue. LiveXLive also reported fiscal third quarter financial results and an amendment to its senior debt agreement in a separate release.

“This is a transformative moment in the evolution of LiveXLive. We have quickly become a leading livestreaming and original music content platform with a large global audience and more than 820,000 paid subscribers. By acquiring this key asset in the EDM space, we added $15 million in revenues, expanded our audience reach with the addition of more than 250 programs and events, and continued to fill in our flywheel with event ownership and management. We have now increased the number of years that we own events and the hours of live content we’re distributing. Most importantly, we are partnering directly with artists to turn superfans into subscribers, effectively providing brand new revenue streams for managers, bands, and labels by converting ticket sales into subscriptions,” said Robert Ellin, CEO and Chairman of LiveXLive.

The acquisition will make LiveXLive one of the leading promoters of EDM festivals, concerts and events in the Midwest, including marquee EDM music festivals such as Spring Awakening, and Sunset Music Festival, as well as more than 250 club and venue shows per year.

“LiveXLive is creating a new music stack combining audio, video, social and live events into one end-to-end experience. This acquisition will create powerful cross-marketing opportunities based on direct access to a new pool of active music fans. Leveraging the built-in synergy of event and festival ownership, we anticipate significant growth in audience, subscribers, and original content offerings through expanded audience reach and tighter artist relationships,” added Ellin.

Transaction Summary

LiveXLive acquired React Presents for a purchase price of $2.0 million funded with subordinated convertible note with a two-year term, 8% interest rate, and conversion price of $4.50 per share.

For the fiscal year ended March 31, 2020, the acquisition is not expected to add significant revenue or be dilutive to contribution margin.

Conference Call and Webcast

LiveXLive will host a conference call and webcast to discuss these business updates on Friday, February 7, 2020 at 8:30 a.m. EST (5:30 a.m. PST) DOMESTIC DIAL-IN: 844-746-0736 and INTERNATIONAL DIAL-IN: 412-317-0796. For those unable to participate in the live conference call or webcast, a replay will be available until February 14, 2020. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10138521. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive's website at http://ir.livexlive.com/upcoming-events.

About React Presents

A full-service club, concert and festival promotion company based in Chicago, React Presents promotes more than 250 live music events a year and has sold millions of tickets since its inception. Their slate includes club shows, concerts and festivals and its marquee event, the Spring Awakening Festival, which is approaching its 10th year and one of the largest EDM festivals in the Midwest.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the "Company") is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first 'live social music network', delivering premium livestreams, digital audio and on-demand music experiences from the world's top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

The Company makes forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation the Company’s earnings, revenues, expenses, Adjusted Operating Loss, Contribution Margin (Loss), capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “hope,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to the Company as of the date of this release and on the Company’s current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: the Company’s ability to consummate announced acquisitions; the Company’s reliance on one key customer for a substantial percentage of its revenue, the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; successfully implementing the Company’s growth strategy, ability to integrate the Company’s acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of the Company’s executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against the Company, its subsidiaries or third parties to whom the Company may owe indemnification obligations; changes in laws or regulations that apply to the Company or its industry; the Company’s ability to recognize and timely implement future technologies in the music and live streaming space; the Company’s ability to capitalize on investments in developing our service offerings, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with the Company’s technology initiatives; the Company’s ability to deliver end-to-end network performance sufficient to meet increasing customer demands; the Company’s ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of its music content on its service platform; the Company’s ability to obtain and maintain international authorizations to operate its service over the proper foreign jurisdictions its customers utilize; the Company’s ability to expand its service offerings and deliver on its service roadmap; the Company’s ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across the Company’s platform; general economic and technological circumstances in the music and live streaming digital markets; the Company’s ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; the Company’s ability to expand its domestic or international operations, including the Company’s ability to grow its business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to the Company’s equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in the Company’s projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of the Company’s business plans and technology roadmap or the Company’s plans of expansion in North America and internationally; fluctuation in the Company’s operating results; the demand for live and music streaming services and market acceptance for our products and services; the Company’s ability to generate sufficient cash flow to make payments on its indebtedness; the Company’s incurrence of additional indebtedness in the future; the Company’s ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; the Company’s compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in the Company’s 2019 Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 24, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019, and the Company’s other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. The Company does not undertake any obligation to update these forward-looking statements, unless required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Investor Contact:

Emily Greenstein

The Blueshirt Group

emily@blueshirtgroup.com

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com